TUSIMPLE HOLDINGS INC. AMENDED AND RESTATED SEVERANCE AND CHANGE IN CONTROL AGREEMENT This Amended and Restated Severance and Change in Control Agreement (the “Agreement”) is made and entered into by and between Patrick Dillon (“Executive”) and TuSimple Holdings Inc., a Delaware corporation (the “TuSimple”), effective as of the date specified in Section 1 below. This Agreement amends and restates the Severance and Change in Control Agreement dated March 22, 2021 (the “Prior Agreement”) between Executive and the Company. This Agreement provides severance and acceleration benefits in connection with certain qualifying terminations of Executive’s employment with TuSimple and its subsidiaries, as applicable (referred to collectively herein as the “TuSimple Group”). WHEREAS, Executive and the Company wish to amend and restate the Prior Agreement in order to increase the amount of equity acceleration provided for in Section 2(a)(iii) of the Prior Agreement in case of an Involuntary Termination outside a Change in Control Period from six (6) to twelve (12) months. NOW, THEREFORE, in consideration of the mutual covenants herein contained and the continued at-will employment of Executive by the Company, the parties agree as follows: Certain capitalized terms are defined in Section 8. TuSimple and Executive agree as follows: 1. Term. This Agreement shall become effective on the date on which it is signed by Executive (the “Effective Date”). 2. Certain Involuntary Termination Benefits. (a) Involuntary Termination Outside of a Change in Control Period. If Executive is subject to an Involuntary Termination that occurs outside of a Change in Control Period and Executive satisfies the conditions described in Section 2(c) below, then: (i) TuSimple or another member of the TuSimple Group, as applicable, shall continue to pay such Executive’s Base Salary for a period of twelve (12) months following such Executive’s Separation, which will be paid in accordance with TuSimple’s or, if applicable, such other member of the TuSimple Group’s standard payroll procedures; (ii) If Executive timely elects continued coverage under COBRA, TuSimple or another member of the TuSimple Group, as applicable, shall pay the same portion of the monthly premium under COBRA as it pays for active employees and their eligible dependents until the earliest of (a) the last day of the period ending on the date that is twelve (12) months following such Executive’s Separation, (b) the expiration of Executive’s continuation coverage under COBRA or (c) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Notwithstanding the foregoing, if TuSimple or, if applicable, such other member of the TuSimple Group, determines in its sole discretion that it cannot provide the foregoing subsidy of COBRA coverage without potentially violating or causing TuSimple or any other member of the TuSimple Group to incur additional expense as a result of noncompliance with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), TuSimple or another member of the TuSimple Group, as applicable, instead will pay Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of Executive’s Separation for Executive and Executive’s eligible dependents pursuant to the health insurance plans of the TuSimple Group in which Executive or Executive’s eligible dependents participated as of the day of Executive’s Separation (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made regardless of whether Executive elects COBRA continuation coverage; and

2 GDSVF&H\8097938.2 (iii) The total number of vested shares subject to each of Executive’s then-outstanding equity awards subject to time-based vesting shall be determined by adding twelve (12) months to Executive’s actual period of employment as of the Separation Date. In the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed satisfied in accordance with the terms set forth in the award agreement evidencing the applicable equity award. (b) Involuntary Termination Within a Change in Control Period. If Executive is subject to an Involuntary Termination that occurs within a Change in Control Period and Executive satisfies the conditions described in Section 2(c) below, then: (i) TuSimple or another member of the TuSimple Group, as applicable, shall continue to pay such Executive’s Base Salary for a period of eighteen (18) months following such Executive’s Separation, which will be paid in accordance with TuSimple’s or, if applicable, such other member of the TuSimple Group’s standard payroll procedures; (ii) TuSimple or another member of the TuSimple Group, as applicable, shall pay the Executive a lump-sum cash amount equal to Executive’s annual target bonus established by TuSimple for the fiscal year in which Executive’s Separation occurs, prorated based on the number of days that Executive was employed by the TuSimple Group during such fiscal year; provided that if (1) Executive’s Involuntary Termination occurs prior to the earlier of (A) the first anniversary of Executive’s employment start date with the TuSimple Group, and (B) the date on which TuSimple consummates the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by TuSimple of its equity securities, and (2) the per share value of a share of Common Stock of TuSimple is less than $8 per share in the Change in Control, then the lump-sum cash amount described in this Section 2(b)(ii) shall be increased by $500,000; (iii) If Executive timely elects continued coverage under COBRA, TuSimple or, if applicable, such other member of the TuSimple Group shall pay the same portion of the monthly premium under COBRA as it pays for active employees and their eligible dependents until the earliest of (a) the last day of the period ending on the date that is eighteen (18) months following such Executive’s Separation, (b) the expiration of Executive’s continuation coverage under COBRA or (c) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Notwithstanding the foregoing, if TuSimple or, if applicable, such other member of the TuSimple Group’s determines in its sole discretion that it cannot provide the foregoing subsidy of COBRA coverage without potentially violating or causing TuSimple or any other member of the TuSimple Group to incur additional expense as a result of noncompliance with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), TuSimple or, if applicable, such other member of the TuSimple Group instead will pay Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of Executive’s Separation for Executive and Executive’s eligible dependents pursuant to the health insurance plans of the TuSimple Group in which Executive or Executive’s eligible dependents participated as of the day of Executive’s Separation (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made regardless of whether Executive elects COBRA continuation coverage; (iv) One hundred percent (100%) of the shares subject to each of Executive’s then-outstanding equity awards subject to time-based vesting shall become fully vested. In the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed satisfied in accordance with the terms set forth in the award agreement evidencing the applicable equity award. For the avoidance of doubt, if Executive’s Involuntary Termination occurs prior to a Change in Control, then any unvested portion of Executive’s then-outstanding equity awards will remain outstanding for 3 months or the occurrence of a Change in Control (whichever is earlier) so that any additional benefits due on an Involuntary Termination Within a Change in Control Period can be provided if a Change in Control occurs within 3 months following such Involuntary Termination (provided that in no event will Executive’s stock options or similar equity awards remain outstanding beyond the equity award’s maximum term to expiration). In such case, if no Change in Control occurs within 3 months following an Involuntary Termination, any unvested portion of Executive’s equity awards automatically will be forfeited permanently on the 3-month anniversary of the Involuntary Termination without having vested.

3 GDSVF&H\8097938.2 (c) Preconditions to Severance and Vesting Acceleration Benefits / Timing of Benefits. As a condition to Executive’s receipt of any benefits described in Section 2(a) or 2(b), Executive shall execute and allow to become effective a general release of claims in the form prescribed by TuSimple and, if requested by TuSimple’s Board of Directors, must immediately resign as a member of TuSimple’s Board of Directors and as a member of the board of directors of any subsidiaries of TuSimple. Executive must execute and return the release on or before the date specified by TuSimple in the release, which will in no event be later than 50 days after Executive’s employment terminates. If Executive fails to return the release by the deadline or if Executive revokes the release, then Executive will not be entitled to the benefits described in this Section 2. All such benefits will be provided, paid or commence within 60 days after Executive’s Involuntary Termination (and, where applicable, will include at such time any amounts accrued from the date of Executive’s Separation). If such 60-day period spans two calendar years, then such benefit will in any event be provided, paid or commence in the second calendar year. 3. Section 409A. TuSimple intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) so that none of the payments or benefits will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted in accordance with such intent. For purposes of Code Section 409A, each payment, installment or benefit payable under this Agreement is hereby designated as a separate payment. In addition, if TuSimple determines that Executive is a “specified employee” under Code Section 409A(a)(2)(B)(i) at the time of Executive’s Separation, then (i) any severance payments or benefits, to the extent that they are subject to Code Section 409A, will not be paid or otherwise provided until the first business day following the earlier of (A) expiration of the six-month period measured from Executive’s Separation or (B) the date of Executive’s death and (ii) any installments that otherwise would have been paid or provided prior to such date will be paid or provided in a lump sum when the severance payments or benefits commence. 4. Section 280G. (a) Notwithstanding anything contained in this Agreement to the contrary, in the event that the payments and benefits provided pursuant to this Agreement, together with all other payments and benefits received or to be received by Executive (“Payments”), constitute “parachute payments” within the meaning of Code Section 280G, and, but for this Section 4, would be subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then the Payments shall be made to Executive either (i) in full or (ii) as to such lesser amount as would result in no portion of the Payments being subject to the Excise Tax (a “Reduced Payment”), whichever of the foregoing amounts, taking into account applicable federal, state and local income taxes and the Excise Tax, results in Executive’s receipt on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. For the avoidance of doubt, the Payments shall include acceleration of vesting of equity awards granted by TuSimple that vest based on service to TuSimple and that accelerate in connection with a Change in Control of TuSimple, but only to the extent such acceleration of vesting is deemed a parachute payment with respect to a Change in Control of TuSimple. (b) For purposes of determining whether to make a Reduced Payment, if applicable, TuSimple shall cause to be taken into account all federal, state and local income and employment taxes and excise taxes applicable to the Executive (including the Excise Tax). If a Reduced Payment is made, TuSimple shall reduce or eliminate the Payments in the following order, unless (to the extent permitted by Section 409A of the Code) Executive elects to have the reduction in payments applied in a different order: (1) cancellation of accelerated vesting of options with no intrinsic value, (2) reduction of cash payments, (3) cancellation of accelerated vesting of equity awards other than options, (4) cancellation of accelerated vesting of options with intrinsic value and (5) reduction of other benefits paid to the Executive. In the event that acceleration of vesting is reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive’s equity awards. In the event that cash payments or other benefits are reduced, such reduction shall occur in reverse order beginning with payments or benefits which are to be paid farthest in time from the date of the determination. For avoidance of doubt, an option will be considered to have no intrinsic value if the exercise price of the shares subject to the option exceeds the fair market value of such shares. (c) All determinations required to be made under this Section 4 (including whether any of the Payments are parachute payments and whether to make a Reduced Payment) will be made by a nationally

4 GDSVF&H\8097938.2 recognized independent accounting firm selected by TuSimple. For purposes of making the calculations required by this section, the accounting firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonably, good faith interpretations concerning the application of Code Sections 280G and 4999. TuSimple will bear the costs that the accounting firm may reasonably incur in connection with the calculations contemplated by this Section 4. The accounting firm’s determination will be binding on both Executive and TuSimple absent manifest error. (d) As a result of uncertainty in the application of Sections 4999 and 280G of the Code at the time of the initial determination by the accounting firm hereunder, it is possible that payments will have been made by TuSimple which should not have been made (an “Overpayment”) or that additional payments which will not have been made by TuSimple could have been made (an “Underpayment”), consistent in each case with the calculation of whether and to what extent a Reduced Payment shall be made hereunder. In either event, the accounting firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the event that the accounting firm determines that an Overpayment has occurred, the Executive shall promptly repay, or transfer, to TuSimple the amount of any such Overpayment; provided, however, that no amount shall be payable, or transferable, by the Executive to TuSimple if and to the extent that such payment or transfer would not reduce the amount that is subject to taxation under Section 4999 of the Code. In the event that the accounting firm determines that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by TuSimple to or for the benefit of the Executive, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code. (e) If this Section 4 is applicable with respect to an Executive’s receipt of a Reduced Payment, it shall supersede any contrary provision of any plan, arrangement or agreement governing the Executive’s rights to the Payments. 5. Company’s Successors. Any successor to TuSimple or to all or substantially all of TuSimple’s business and/or assets shall assume TuSimple’s obligations under this Agreement and agree expressly to perform TuSimple’s obligations under this Agreement in the same manner and to the same extent as TuSimple would be required to perform such obligations in the absence of a succession. 6. Miscellaneous Provisions. (a) Modification or Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of TuSimple (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. (b) Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral, with respect to the subject matter of this Agreement. (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California. (d) Tax Withholding. Any payments provided for hereunder are subject to reduction to reflect applicable withholding and payroll taxes and other reductions required under federal, state or local law. (e) Notices. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with nationally recognized overnight courier, with shipping charges prepaid. Notice shall be addressed to TuSimple at its principal executive office (attention: General Counsel) and to Executive at the address that he or she most recently provided to TuSimple in accordance with this Subsection (e).

5 GDSVF&H\8097938.2 (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. 7. At-Will Employment. Nothing contained in this Agreement shall (a) confer upon Executive any right to continue in the employ of TuSimple, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature of Executive’s employment with TuSimple. 8. Definitions. The following terms referred to in this Agreement shall have the following meanings: (a) “Base Salary” means Executive’s annual base salary as in effect immediately prior to an Involuntary Termination; provided, however, that in the event of a Resignation for Good Reason due to a material reduction in Executive’s base salary, “Base Salary” means Executive’s annual base salary as in effect immediately prior to such reduction. (b) “Cause” means Executive’s (i) unauthorized use or disclosure of the confidential information or trade secrets of TuSimple or any other member of the TuSimple Group, which use or disclosure causes material harm to TuSimple or any other member of the TuSimple Group, (ii) material breach of any agreement with TuSimple or any other member of the TuSimple Group, (iii) material failure to comply with the written policies or rules of TuSimple or any other member of the TuSimple Group, (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (v) gross negligence or willful misconduct, (vi) continuing failure to perform assigned duties after receiving written notification of the failure from TuSimple, its Board of Directors or any other member of the TuSimple Group or (vii) failure to cooperate in good faith with a governmental or internal investigation of TuSimple, any other member of the TuSimple Group, or any of its or their respective directors, officers or employees, if TuSimple or any other member of the TuSimple Group has requested such cooperation. (c) “Change in Control” means (i) a sale, conveyance or other disposition of all or substantially all of the assets, property or business of TuSimple, except where such sale, conveyance or other disposition is to a wholly owned subsidiary of TuSimple, (ii) a merger or consolidation of TuSimple with or into another corporation, entity or person, other than any such transaction in which the holders of voting capital stock of TuSimple outstanding immediately prior to the transaction continue to hold a majority of the voting capital stock of TuSimple (or the surviving or acquiring entity) outstanding immediately after the transaction (taking into account only stock of TuSimple held by such stockholders immediately prior to the transaction and stock issued on account of such stock in the transaction), or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of TuSimple; provided, however, that a Change in Control shall not include any transaction or series of related transactions (1) principally for bona fide equity financing purposes or (2) effected exclusively for the purpose of changing the domicile of TuSimple. A series of related transactions shall be deemed to constitute a single transaction for purposes of determining whether a Change in Control has occurred. In addition, if a Change in Control constitutes a payment event with respect to any amount that is subject to Code Section 409A, then the transaction must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A. (d) “Change in Control Period” means the period commencing on the date that is three (3) months prior to the date on which the first Change in Control occurs after the Effective Date and ending on the date that is twelve (12) months after the date of such Change in Control. (e) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

6 GDSVF&H\8097938.2 (f) “Involuntary Termination” means either Executive’s (i) Termination Without Cause or (ii) Resignation for Good Reason. (g) “Resignation for Good Reason” means a Separation as a result of Executive’s resignation from employment with TuSimple and all other members of the TuSimple Group, as applicable, within 12 months after one of the following conditions has come into existence without Executive’s consent: (i) a reduction in Executive’s annual Base Salary by more than 10%, other than a general reduction that is part of a cost-reduction program that affects all similarly situated employees in substantially the same proportions, (ii) a relocation of Executive’s principal workplace by more than 25 miles from its location prior to such Change in Control or (iii) a material reduction of responsibilities, authority or duties, provided that neither a mere change in title alone nor reassignment following a Change in Control to a position that is similar to the position held prior to the Change in Control shall constitute a material reduction in job responsibilities. A Resignation for Good Reason will not be deemed to have occurred unless the employee gives TuSimple written notice of the condition within 90 days after the condition comes into existence and TuSimple or any other member of the TuSimple Group fails to remedy the condition within 30 days after receiving such written notice. (h) “Separation” means a “separation from service” as defined in the regulations under Code Section 409A. (i) “Termination Without Cause” means a Separation as a result of the termination of Executive’s employment by TuSimple and all other members of the TuSimple Group, as applicable, without Cause, provided the individual is willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

GDSVF&H\8097938.2 IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of TuSimple by its duly authorized officer, as of the day and year indicated below. TUSIMPLE HOLDINGS INC. By: /s/ Xiaodi Hou Name: Xiaodi Hou Title: President, CEO and CTO Date: April 20, 2022 EXECUTIVE By: /s/ Patrick Dillon Name: Patrick Dillon Date: April 20, 2022